CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Capital Preservation and Income Fund

         We consent to the use of our report dated November 1, 1996 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.



                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP




Boston, Massachusetts
December  6, 1996